Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2019 THIRD QUARTER FINANCIAL RESULTS

Virginia Beach, VA – November 6, 2019 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) today reported operating and financial results for the three and nine months ended September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Net loss per common share	$(0.48)	$(0.41)	$(1.90)	$(1.48)
FFO per common share and common unit	0.11	0.12	(0.17)	0.48
AFFO per common share and common unit	0.11	0.13	0.38	0.59

Commenting on the WHLR real estate portfolio, David Kelly, Chief Executive Officer stated, "We continue to reinvest in, and improve the quality of, the portfolio both through capital expenditures and routine repairs and maintenance, which make up part of the reimbursement revenues.  As a result of these initiatives, we continue to position the portfolio in the future for higher occupancy rates, further increases in annual rent spreads and increased NOI."

2019 THIRD QUARTER HIGHLIGHTS
(all comparisons to the same prior year period unless otherwise noted)

•
Total revenue from continuing operations decreased by 3.16% or $508 thousand primarily due to the revenue declines from asset sales, approximately $522 thousand, partially offset by increases in JANAF and same store property revenue.

•	Same store property revenues increased 0.17%.

•	Same store Net Operating Income ("NOI") for the three months ended September 30, 2019 compared to September 30, 2018 decreased by 2.59% and increased by 0.95% on a cash basis.

•	Sold Perimeter Square for a contract price of $7.2 million, paying off $6.5 million in related debt.

•	Refinanced the Laburnum Square collateralized portion of the line of credit with KeyBank (the "KeyBank Line of Credit") further reducing the balance by $7.6 million.

•	Executed 46 lease renewals totaling 336,299 square feet at a weighted-average increase of $0.41 per square foot, representing an increase of 5.46% over prior rates.

•	Signed 11 new leases totaling approximately 29,756 square feet with a weighted-average rate of $12.10 per square foot.

•	Corporate general and administrative expense reduced by 20.79% from prior year period.

•	Bad debt expense as a percent of revenue decreased to 0.73% from 0.92%.

•	Net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") shareholders of $4.6 million, or ($0.48) per share.

•
Property NOI from operations decreased by 6.40% to approximately $10.6 million primarily due to the NOI declines from the impact of selling five properties, approximately $406 thousand, and increased repairs and maintenance at properties.

•	Adjusted Funds from Operations ("AFFO") of $0.11 per share of the Company's, Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P.

•	Recognized a $400 thousand impairment charge on an asset held for sale, St. Matthews.

2019 YEAR-TO-DATE HIGHLIGHTS

•	Sold three properties and an undeveloped land parcel for $16.0 million, resulting in a total gain of $1.8 million and net proceeds of $3.6 million.

•	WHLR's weighted-average interest rate decreased to 4.75%, with an average loan term of 4.37 years.

•	Paid the Bulldog Senior Convertible notes in full through scheduled principal and interest payments.

•	Paid the Revere Term Loan in full through a combination of asset sale proceeds, operating cash flows and $300 thousand in monthly scheduled principal payments.

•
Paid down the KeyBank Line of Credit to $26.0 million with proceeds from the following sources: $23.0 million from the Village of Martinsville and Laburnum Square refinances, $1.9 million in specific principal payments and $1.3 million in monthly scheduled principal payments.

•	The 1,986,600 publicly traded warrants (CUSIP No.: 963025119) (NASQAQ: WHLRW) exchangeable into 248,325 shares of our Common Stock expired on April 29, 2019.

•
Recognized a $5.0 million impairment charge on notes receivable bringing the carrying value to zero with pending legal proceedings providing additional uncertainty relating to the estimated fair market value of the Sea Turtle Development ("Sea Turtle"). The $12.0 million in notes receivable are subordinated to the construction loans made by the Bank of Arkansas (“BOKF”), totaling $20.0 million.

◦
In April 2019, BOKF filed a Verified Complaint in state court in Beaufort County, South Carolina for Sea Turtle’s default on payment of the BOKF construction loans, and for the appointment of a receiver, injunctive relief and accounting records.

◦
On May 7, 2019, the owner of Sea Turtle filed a Chapter 11 Voluntary Petition for Bankruptcy in the United States Bankruptcy Court for the District of South Carolina in Charleston. The bankruptcy petition automatically stayed BOKF’s suit against it. The pleadings in the state court action and the bankruptcy action state that Sea Turtle has been in default on its payments to BOKF since September 2018. The pleadings further state that the project is $8.0 million over budget as of August 8, 2018. Sea Turtle has retained a broker to try and sell the property. There is a possibility that a judicially approved sale of the property will not bring a price that exceeds what is owed to BOKF on its construction loans. If a sale is not approved through the bankruptcy court in 2019, it is expected that the bankruptcy petition will be dismissed and BOKF will resume its suit in South Carolina state court, possibly leading to a foreclosure on the property.

•	Recognized a total of $1.5 million in impairment charges on Perimeter Square, sold on July 12, 2019, and St. Matthews, currently an asset held for sale.

•	Bad debt expense as a percent of revenue decreased to 0.66% from 0.83%.

•	Operating cash flows used for the paydown of accounts payable, accrued expenses and other liabilities increased $4.2 million in comparison to the nine months ended September 30, 2018.

•	Net loss attributable to WHLR's Common Stock shareholders of $18.3 million, or ($1.90) per share.

•
Total revenue from continuing operations decreased by 4.49% or $2.2 million primarily due to the 2018 early termination fees of $1.3 million associated with Berkley Center Shopping Center and Southeastern Grocers ("SEG") recaptures as well as the revenue declines from the impact of selling five properties, approximately $1.04 million, partially offset by an increase of 7.35% in JANAF revenue.

•
Property NOI from operations decreased by 7.06% to approximately $32.7 million primarily due to the 2018 early termination fees of $1.3 million associated with Berkley Center Shopping Center and SEG recaptures as well as the NOI declines from the impact of selling five properties, approximately $779 thousand, partially offset by an increase of $172 thousand or 3.05% in JANAF NOI.

•	AFFO of $0.38 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P.

SUBSEQUENT EVENTS

•
On November 1, 2019, the Company refinanced the Litchfield Market Village collateralized portion of the KeyBank Line of Credit reducing the line by $7.2 million. The executed promissory note for the Litchfield Market Village refinance is $7.50 million at a fixed interest rate of 5.50%.

•
On November 5, 2019, the Company and KeyBank entered into a non-binding term sheet (the “Term Sheet”) to amend the Amended and Restated Credit Agreement with KeyBank. Pursuant to the Term Sheet, beginning on November 1, 2019, the Company began making monthly principal payments of $350 thousand on the KeyBank Line of Credit. The Term Sheet, among other provisions, requires a pledge of additional collateral of $15.0 million in residual equity interests. Additionally, the KeyBank Line of Credit shall be reduced to $12.0 million by December 31, 2019, $10.0 million by January 31, 2020, $2.0 million by April 30, 2020 and fully matures on June 30, 2020. The balance on the KeyBank Line of Credit is $18.23 million as of November 5, 2019. The Term Sheet is not a binding commitment from KeyBank and will be superseded by a formal contract amendment, subject to customary closing conditions.

BALANCE SHEET

•	Cash and cash equivalents totaled $5.2 million at September 30, 2019, compared to $3.5 million at December 31, 2018.

•
Total debt was $349.1 million at September 30, 2019 (including debt associated with assets held for sale), compared to $369.6 million at December 31, 2018. The decrease of $20.5 million in debt is primarily a result of:

◦	$1.1 million Revere Term Loan pay-off;

◦	$12.3 million in payoffs as a result of asset sales;

◦	$3.1 million of additional principal pay-downs on the KeyBank Line of Credit; and

◦	regularly scheduled principal payments.

•
WHLR's weighted-average interest rate was 4.75% with a term of 4.37 years at September 30, 2019 (including debt associated with assets held for sale). This compares to an interest rate of 4.84% with a term of 4.31 years at December 31, 2018.

•	Net investment properties as of September 30, 2019 totaled at $420.0 million (including assets held for sale), compared to $441.4 million as of December 31, 2018.

DIVIDENDS

•
At September 30, 2019, the Company had accumulated undeclared dividends of approximately $13.5 million to holders of shares of our Series A Preferred Stock, Series B Preferred Stock, and Series D Preferred Stock of which $3.5 million and $10.5 million are attributable to the three and nine months ended September 30, 2019, respectively.

OPERATIONS AND LEASING

•	The Company's real estate portfolio is 89.0% leased as of September 30, 2019.

•	YTD 2019 Leasing Activity

◦	Executed 108 lease renewals totaling 556,009 square feet at a weighted-average increase of $0.35 per square foot, representing an increase of 3.92% over prior rates.

◦	Signed 30 new leases totaling approximately 76,974 square feet with a weighted-average rate of $12.95 per square foot.

•
A new grocer tenant, ALDI, began construction of an approximate 20,000 square foot building, which included demolishing an existing approximate 10,000 square foot outparcel building at JANAF Shopping Center. As a result, the Company incurred a $331 thousand write-off. ALDI is expected to open early December 2019.

•	In September, development of a new Planet Fitness in the parking field at Freeway Junction in Stockbridge, Georgia was completed and is expected to generate 20 years of ground rental income.

•
The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next three months, including month-to-month leases increased to approximately 2.86% at September 30, 2019, compared to 1.48% at September 30, 2018. At September 30, 2019, 42.95% of this expiring GLA is subject to renewal options.

•
Subsequent to September 30, 2019, the 37,500 square foot anchor, Price Cutter at Pierpont Centre, the one remaining anchor in our portfolio is set to expire over the next three months exercised their five-year option, reducing the remaining expiring GLA to 2.19%.

SAME STORE RESULTS

•
Same store NOI for the three months ended September 30, 2019 compared to September 30, 2018, decreased by 2.59% and increased by 0.95% on a cash basis. The same store property pool includes those properties owned during all periods presented in their entirety, while the non-same stores property pool consists of those properties acquired or disposed of during the periods presented. Same store results were impacted by a 6.63% increase in property expenses, primarily due to of increased repairs and maintenance expense which are reimbursable from lender reserves.

•
Same store NOI for the nine months ended September 30, 2019 compared to September 30, 2018, declined by 6.61% and 4.33% on a cash basis. The same store property pool includes those properties owned during all periods presented in their entirety, while the non-same store property pool consists of those properties acquired or disposed of during the periods presented. Same store results were impacted by a 3.85% decrease in property revenues, primarily a result of the 2018 early termination fee associated with Farm Fresh at Berkley Center Shopping Center, rent modifications to certain 2018 SEG leases, reduced rent at the three SEG recaptured and backfilled locations and incremental vacancies. Same Store property expenses increased 3.11% due to an increase in repairs and maintenance expense which are reimbursable from lender reserves.

ACQUISITIONS

•	In April 2019, the Company absorbed an approximate 25,000 square foot outparcel at JANAF as a result of an unlawful detainer with a delinquent tenant, Mariner Investments, LTD.

DISPOSITIONS

•	Sold Jenks Plaza for a contract price of $2.2 million, generating a gain of $387 thousand and net proceeds of $1.8 million.

•
Sold a 1.28-acre portion of an undeveloped land parcel at Harbor Pointe for a contract price of $550 thousand resulting in net proceeds of $19 thousand, paying off associated debt and retaining an approximate 4-acre unleveraged parcel.

•	Sold Graystone Crossing for a contract price of $6.0 million, generating a gain of $1.5 million and net proceeds of $1.7 million.

•	Sold Perimeter Square for a contract price of $7.2 million, generating a loss of $81 thousand and paying off associated debt.

SUPPLEMENTAL INFORMATION
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended September 30, 2019, including a supplemental presentation, are available at https://ir.whlr.us/.

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s condensed consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

DEFINITIONS
FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.
Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, nonrecurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding; 1) future generation of financial returns from its portfolio; 2) its ability to create higher occupancy rates, increases in annual rent spreads and increased NOI; 3) its ability to enter into an amendment to the Amended and Restated Credit Agreement with KeyBank; and 4) the ability to generate 20 years of ground rental income from Planet Fitness at Freeway Junction are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release.

Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Mary Jensen
Investor Relations
(757) 627-9088 / mjensen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUE:
Rental revenues	$15,385	$15,756	$46,546	$47,288
Asset management fees	16	48	42	220
Commissions	18	52	65	102
Other revenues	146	217	439	1,697
Total Revenue	15,565	16,073	47,092	49,307
OPERATING EXPENSES:
Property operations	4,967	4,687	14,288	13,804
Non-REIT management and leasing services	1	23	25	59
Depreciation and amortization	5,066	6,045	16,169	20,943
Impairment of notes receivable	—	—	5,000	—
Impairment of assets held for sale	400	—	1,547	—
Corporate general & administrative	1,349	1,703	4,543	6,479
Other operating expenses	—	250	—	250
Total Operating Expenses	11,783	12,708	41,572	41,535
(Loss) gain on disposal of properties	(81)	1,257	1,427	2,312
Operating Income	3,701	4,622	6,947	10,084
Interest income	1	1	2	3
Interest expense	(4,654)	(5,183)	(14,394)	(14,940)
Net Loss from Continuing Operations Before Income Taxes	(952)	(560)	(7,445)	(4,853)
Income tax expense	(8)	(30)	(23)	(72)
Net Loss from Continuing Operations	(960)	(590)	(7,468)	(4,925)
Income from Discontinued Operations	—	—	—	903
Net Loss	(960)	(590)	(7,468)	(4,022)
Less: Net (loss) income attributable to noncontrolling interests	(1)	12	(100)	(70)
Net Loss Attributable to Wheeler REIT	(959)	(602)	(7,368)	(3,952)
Preferred Stock dividends - declared	—	(3,208)	—	(9,621)
Preferred Stock dividends - undeclared	(3,657)	—	(10,972)	—
Net Loss Attributable to Wheeler REIT Common Shareholders	$(4,616)	$(3,810)	$(18,340)	$(13,573)

Loss per share from continuing operations (basic and diluted)	$(0.48)	$(0.41)	$(1.90)	$(1.58)
Income per share from discontinued operations	—	—	—	0.10
	$(0.48)	$(0.41)	$(1.90)	$(1.48)

Weighted-average number of shares:
Basic and Diluted	9,693,271	9,385,666	9,664,582	9,179,366

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS:
Investment properties, net	$418,338	$436,006
Cash and cash equivalents	5,233	3,544
Restricted cash	17,294	14,455
Rents and other tenant receivables, net	5,947	5,539
Notes receivable, net	—	5,000
Assets held for sale	1,756	6,118
Above market lease intangibles, net	5,678	7,346
Operating lease right-of-use assets	11,698	—
Deferred costs and other assets, net	23,257	30,073
Total Assets	$489,201	$508,081
LIABILITIES:
Loans payable, net	$342,811	$360,190
Liabilities associated with assets held for sale	2,060	4,520
Below market lease intangibles, net	7,909	10,045
Operating lease liabilities	11,921	—
Accounts payable, accrued expenses and other liabilities	10,592	12,116
Total Liabilities	375,293	386,871
Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 3,600,636 shares issued and outstanding; $99.24 million and $91.98 million aggregate liquidation preference, respectively)	84,657	76,955

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,875,748 shares issued and outstanding; $46.90 million aggregate liquidation preference)	41,065	41,000
Common Stock ($0.01 par value, 18,750,000 shares authorized, 9,693,271 and 9,511,464 shares issued and outstanding, respectively)	97	95
Additional paid-in capital	233,861	233,697
Accumulated deficit	(248,319)	(233,184)
Total Shareholders’ Equity	27,157	42,061
Noncontrolling interests	2,094	2,194
Total Equity	29,251	44,255
Total Liabilities and Equity	$489,201	$508,081

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended September 30,
	Same Store		Non-same Store		Total		Period Over Period Changes
	2019	2018	2019	2018	2019	2018	$	%

				(in thousands, unaudited)
Net (Loss) Income	$(956)	$(1,887)	$(4)	$1,297	$(960)	$(590)	$(370)	(62.71)%
Depreciation and amortization of real estate assets	4,031	4,932	1,035	1,113	5,066	6,045	(979)	(16.20)%
Loss (gain) on disposal of properties	—	—	81	(1,257)	81	(1,257)	1,338	106.44%
Impairment of assets held for sale	400	—	—	—	400	—	400	100.00%
FFO	$3,475	$3,045	$1,112	$1,153	$4,587	$4,198	$389	9.27%

	Nine Months Ended September 30,
	Same Store		Non-same Store		Total		Period Over Period Changes
	2019	2018	2019	2018	2019	2018	$	%

				(in thousands, unaudited)
Net (Loss) Income	$(8,183)	$(7,203)	$715	$3,181	$(7,468)	$(4,022)	$(3,446)	(85.68)%
Depreciation and amortization of real estate assets	13,049	17,235	3,120	3,708	16,169	20,943	(4,774)	(22.80)%
Gain on disposal of properties	—	—	(1,427)	(2,312)	(1,427)	(2,312)	885	38.28%
Gain on disposal of properties-discontinued operations	—	—	—	(903)	—	(903)	903	100.00%
Impairment of assets held for sale	400	—	1,147	—	1,547	—	1,547	100.00%
FFO	$5,266	$10,032	$3,555	$3,674	$8,821	$13,706	$(4,885)	(35.64)%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Loss	$(960)	$(590)	$(7,468)	$(4,022)
Depreciation and amortization of real estate assets	5,066	6,045	16,169	20,943
Loss (Gain) on disposal of properties	81	(1,257)	(1,427)	(2,312)
Gain on disposal of properties-discontinued operations	—	—	—	(903)
Impairment of assets held for sale	400	—	1,547	—
FFO	4,587	4,198	8,821	13,706
Preferred stock dividends declared	—	(3,208)	—	(9,621)
Preferred stock dividends undeclared	(3,657)	—	(10,972)	—
Preferred stock accretion adjustments	169	169	510	509
FFO available to common shareholders and common unitholders	1,099	1,159	(1,641)	4,594
Impairment of note receivable	—	—	5,000	—
Acquisition and development costs	1	82	25	346
Capital related costs	4	110	140	408
Other non-recurring and non-cash expenses (1)	35	—	61	103
Share-based compensation	72	241	244	727
Straight-line rental revenue, net straight-line expense	(86)	(348)	(1)	(937)
Loan cost amortization	409	625	1,336	1,682
(Below) above market lease amortization	(165)	(313)	(585)	(421)
Recurring capital expenditures and tenant improvement reserves	(276)	(284)	(846)	(858)
AFFO	$1,093	$1,272	$3,733	$5,644

Weighted Average Common Shares	9,693,271	9,385,666	9,664,582	9,179,366
Weighted Average Common Units	235,032	297,355	235,032	433,403
Total Common Shares and Units	9,928,303	9,683,021	9,899,614	9,612,769
FFO per Common Share and Common Units	$0.11	$0.12	$(0.17)	$0.48
AFFO per Common Share and Common Units	$0.11	$0.13	$0.38	$0.59

(1)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the periods ended September 30, 2019.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited, in thousands)

	Three Months Ended September 30,
	Same Store		Non-same Store		Total
	2019	2018	2019	2018	2019	2018

	(in thousands, unaudited)
Net (Loss) Income	$(956)	$(1,887)	$(4)	$1,297	$(960)	$(590)
Adjustments:
Income tax expense	8	30	—	—	8	30
Interest expense	3,909	4,241	745	942	4,654	5,183
Interest income	(1)	(1)	—	—	(1)	(1)
Loss (gain) on disposal of properties	—	—	81	(1,257)	81	(1,257)
Other operating expenses	—	—	—	250	—	250
Corporate general & administrative	1,324	1,675	25	28	1,349	1,703
Impairment of assets held for sale	400	—	—	—	400	—
Depreciation and amortization	4,031	4,932	1,035	1,113	5,066	6,045
Non-REIT management and leasing services	1	23	—	—	1	23
Asset management and commission revenues	(34)	(100)	—	—	(34)	(100)
Property Net Operating Income	$8,682	$8,913	$1,882	$2,373	$10,564	$11,286

Property revenues	$12,733	$12,712	$2,798	$3,261	$15,531	$15,973
Property expenses	4,051	3,799	916	888	4,967	4,687
Property Net Operating Income	$8,682	$8,913	$1,882	$2,373	$10,564	$11,286

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income (Continued)
(unaudited, in thousands)

	Nine Months Ended September 30,
	Same Store		Non-same Store		Total
	2019	2018	2019	2018	2019	2018

	(in thousands, unaudited)
Net (Loss) Income	$(8,183)	$(7,203)	$715	$3,181	$(7,468)	$(4,022)
Adjustments:
Income from Discontinued Operations	—	—	—	(903)	—	(903)
Income tax expense	23	72	—	—	23	72
Interest expense	11,915	12,226	2,479	2,714	14,394	14,940
Interest income	(2)	(3)	—	—	(2)	(3)
Gain on disposal of properties	—	—	(1,427)	(2,312)	(1,427)	(2,312)
Other operating expenses	—	—	—	250	—	250
Corporate general & administrative	4,388	6,321	155	158	4,543	6,479
Impairment of assets held for sale	400	—	1,147	—	1,547	—
Impairment of notes receivable	5,000	—	—	—	5,000	—
Depreciation and amortization	13,049	17,235	3,120	3,708	16,169	20,943
Non-REIT management and leasing services	25	59	—	—	25	59
Asset management and commission revenues	(107)	(322)	—	—	(107)	(322)
Property Net Operating Income	$26,508	$28,385	$6,189	$6,796	$32,697	$35,181

Property revenues	$38,142	$39,668	$8,843	$9,317	$46,985	$48,985
Property expenses	11,634	11,283	2,654	2,521	14,288	13,804
Property Net Operating Income	$26,508	$28,385	$6,189	$6,796	$32,697	$35,181

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited, in thousands)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2019	2018	2019	2018
Net Loss		$(960)	$(590)	$(7,468)	$(4,022)
Add back:	Depreciation and amortization (1)	4,901	5,732	15,584	20,522
	Interest Expense (2)	4,654	5,183	14,394	14,940
	Income tax expense	8	30	23	72
EBITDA		8,603	10,355	22,533	31,512
Adjustments for items affecting comparability:
	Acquisition and development costs	1	82	25	346
	Capital related costs	4	110	140	408
	Other non-recurring and non-cash expenses (3)	35	—	61	103
	Impairment of notes receivable	—	—	5,000	—
	Impairment of assets held for sale	400	—	1,547	—
	Loss (Gain) on disposal of properties	81	(1,257)	(1,427)	(2,312)
	Gain on disposal of properties - discontinued operations	—	—	—	(903)
Adjusted EBITDA		$9,124	$9,290	$27,879	$29,154

(1)	Includes above (below) market lease amortization.

(2)	Includes loan cost amortization.

(3)
Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2019.